Fourth Quarter Fiscal Year 2019 October 23, 2019 Investor Relations

This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. Forward-Looking Statements Except for historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise. Reconciliations to GAAP financials can be found in our earnings press release at www.varian.com/investors and the appendix to this presentation. Varian has not filed its Form 10-K for the year ended September 27, 2019. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-K. Medical Advice Disclaimer Varian as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual treatment results may vary. 2

Agenda Q4 FY 2019 earnings 1. Fourth Quarter and Full Year Results 2. Total Company Performance 3. Segment Performance 4. FY 2020 Guidance 5. Appendix VARIAN CONFIDENTIAL/ PROPRIETARY: DISCLOSED SOLELY FOR IMMEDIATE RECIPIENT ONLY

Q4 FY 2019 key financial metrics $M Q4 Y/Y FY19 Y/Y Oncology Orders1 $1,137 7% $3,398 9% • Two consecutive fiscal years of double-digit revenue growth and 9 percent Oncology Revenues $879 10% $3,225 10% orders growth Oncology $820 8% $3,062 11% Proton Solutions $42 (9%) $144 (3%) • Core business powered by a continuous Other $17 NA $19 NA innovation cycle, while acquisitions delivering on growth expectations GAAP Operating Earnings $129 (3%) $405 (7%) % of Revenues 14.7% 12.6% • Q4 Non-GAAP operating earnings grew 13% Non-GAAP Operating Earnings $159 13% $542 6% Y/Y, faster than revenue growth; managed through a tumultuous tariff environment % of Revenues 18.1% 16.8% GAAP EPS $0.97 (23%) $3.38 109% • Strong momentum exiting our fourth quarter; Non-GAAP EPS $1.21 4% $4.63 5% our strategy is delivering value to patients, clinicians and our shareholders Cash Flows from Operations $118 9% $372 (18%) Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and 4 basis points (bps) are rounded to the nearest tens. (1) +7% orders growth in constant currency within the quarter and +11% growth in constant currency for the year.

Long-term growth and value creation strategy Focusing on these Strategic enablers will deliver core business growth, global expansion and new opportunities Innovate in radiation therapy Leverage artificial intelligence, machine learning and Global Leader cloud solutions Global Leader in in Radiation Multidisciplinary Therapy Cancer Care Grow emerging businesses and technologies Solutions Improve operational, financial, and capital efficiency 5

Executing on long-term growth strategy

Innovate
in Radiation Therapy

KEY METRICS

- Global market leader
  >50% share in RT market growing +10%[1]
- +7% Oncology orders growth (7% cc)
  in the quarter; FY19 growth of +9% (11% cc)
- 17 Ethos units ordered in Q4
  6 Ethos therapy solutions from Amsterdam UMC
- R&D up +9%
  Maintaining commitment to innovation
- Net installed base +5%
  Total installed base of 8,496 units

KEY ACCOMPLISHMENTS

- IMV ServiceTrak™ Ranked Varian NPS Highest in U.S. Radiation Oncology Systems Report

Leverage
Artificial Intelligence, Machine Learning, and Cloud Solutions

KEY METRICS

- Software revenues grew +10%
  in Q4
- Unique software customers grew +8%
  in Q4; >5,500 software customers
- RapidPlan orders grew double digits
  in Q4; >2,500 orders to date and installed >1,800 licenses at 660 customer locations


ETHOS™
THERAPY

Grow
Emerging Businesses and Technologies

KEY METRICS

- Interventional oncology revenues of $17 million in Q4
  which represents sales for our cryoablation, embolic microspheres, and microwave ablation portfolio

KEY ACCOMPLISHMENTS

- Completed asset purchase of the Boston Scientific portfolio of microsphere and bland embolic bead products for treating arteriovenous malformations and hypervascular tumors

Improve Financial, Operational, and Capital Efficiency

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Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.
(1) Based on company estimates, industry reports and data as of reporting period ending in June 2019.

Varian linac net installed base Installed base growth Varian strengthened its global leadership in radiation therapy 8,496 • Net installed base grew +5% or 439 units, driving future recurring software and services revenues • All three geographies grew respective installed +439 base in the fourth quarter (+5%) 8,057 Q4 FY18 Q4 FY19 7 Note: Net installed base is representative of total installed base net of replacements in the period.

Key wins Americas EMEA APAC University of Rochester 21st Century Oncology India – Tata Trusts Amsterdam UMC 2 TrueBeams, RapidArc, 1 Edge and 13 TrueBeam systems 6 Ethos systems Gating, and Upgrades 13 TrueBeam systems China Korea 10 Halcyon systems 4 VitalBeam systems McKesson Specialty Health 1 Halcyon and 6 TrueBeam machines Denmark 2 Ethos systems Japan Australia 3 Halcyon systems 2 Ethos systems Brazil Fundacion Arturo Israel Russia Cobalt replacementVARIAN CONFIDENTIAL – INTERNALLopez Perez USE ONLY 1 TrueBeam and 12 Halcyon and with Halcyon 2 Halcyons 1 Halcyon system 7 TrueBeam systems 8

Total Company Performance

Total company results (GAAP) Key P&L financial metrics VARIAN • Revenues grew double digits driven by strength $M Q4 FY19 Y/Y FY19 Y/Y across our portfolio Gross Orders $1,185 10% $3,569 13% Revenues $879 10% $3,225 10% • R&D growth driven by investments in software, adaptive radiotherapy, FLASH and other strategic Product $492 10% $1,784 14% innovation programs Services $387 9% $1,441 7% Gross Margin $385 14% $1,370 8% • Reconciliation between GAAP and non-GAAP financials can be found in our appendix % of Revenues 43.8% 150 bps 42.5% (110 bps) SG&A $190 30% $718 19% % of Revenues 21.6% 340 bps 22.3% 160 bps R&D $65 9% $248 6% % of Revenues 7.4% - 7.7% (30 bps) Operating Earnings $129 (3%) $405 (7%) % of Revenues 14.7% (190 bps) 12.6% (240 bps) Diluted EPS ($) $0.97 (23%) $3.38 109% Installed Base (Linac) 8,496 5% Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. 10

Total company results (non-GAAP)

Key P&L financial metrics

VARIAN

$M	Q4 FY19	Y/Y	FY19	Y/Y
Gross Orders	$1,185	10%	$3,569	13%
Revenues	$879	10%	$3,225	10%
Product	$492	10%	$1,784	14%
Services	$387	9%	$1,441	7%
Gross Margin[1]	$397	17%	$1,391	9%
% of Revenues	45.2%	270 bps	43.1%	(70 bps)
SG&A[2]	$173	24%	$601	13%
% of Revenues	19.6%	220 bps	18.6%	40 bps
R&D	$65	9%	$248	6%
% of Revenues	7.4%	-	7.7%	(30 bps)
Operating Earnings	$159	13%	$542	6%
% of Revenues	18.1%	50 bps	16.8%	(80 bps)
Diluted EPS ($)	$1.21	4%	$4.63	5%
Installed Base (Linac)	8,496	5%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Excludes the portion of amortization of intangible assets and inventory step-up recorded in cost of revenues. Refer to the non-GAAP reconciliation in the appendix.

(2) Excludes amortization of intangible assets, acquisition-related expenses, impairment charges, litigation charge and legal costs, and other. Refer to the non-GAAP reconciliation in the appendix.

- Revenues grew double digits driven by strength across our portfolio; strong orders growth in both Oncology Systems and Proton Solutions
- Gross Margin rate up in the quarter driven primarily by benefit from tariff exclusions and product mix
- SG&A growth in the quarter primarily driven by recent acquisitions, ASTRO event and other costs; for the full year, the increase was primarily driven by recent acquisitions and ASTRO occurring twice in the fiscal year
- R&D spend for the year driven by investments in software, adaptive radiotherapy, FLASH and other strategic innovation programs
- Non-GAAP EPS up +4% in the quarter and up +5% for the full year

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Total company results Key balance sheet and cash flow metrics • Cash & Cash Equivalents of $531 million Cash & Cash Equivalents ($M) Total Debt ($M) +5% Y/Y +$412M Y/Y • Total Debt of $412 million $700 $500 $400 • Q4 FY19 $600 − Cash Flow from Operations of $118 million $300 − Capital Expenditures of $14 million $200 $500 − Depreciation of $15 million $100 − Amortization of $21 million $400 $- Q4 Q1 Q2 Q3 Q4 Q4 Q1 Q2 Q3 Q4 • FY19 FY18 FY19 FY19 FY19 FY19 FY18 FY19 FY19 FY19 FY19 − Cash Flows from operations were $372 million for the fiscal year, down 18 percent due to higher Cash Flow from Operations ($M) Oncology DSO (Days) accounts receivable related to revenue momentum +8% Y/Y +7 Days and tariff-related receivables, and higher inventory $200 120 to support product transition and growth $150 − Capital Expenditures of $58 million 110 $100 − Depreciation of $54 million 100 $50 − Amortization of $39 million 90 $0 • Oncology DSO increased by 7 days -$50 80 Q4 Q1 Q2 Q3 Q4 Q4 Q1 Q2 Q3 Q4 FY18 FY19 FY19 FY19 FY19 FY18 FY19 FY19 FY19 FY19 12

Capital allocation priorities Q4 update Long-term value creation strategy that includes balancing growth, profitability and liquidity Organic R&D and Capital • Innovations in FLASH technology, software capability, adaptive radiotherapy, and infrastructure Investments Inorganic • Investing to build out sales and distribution capacity to drive growth in Interventional Oncology business Mergers & • Investing in the build out of tech-enabled services from CTSI that will drive mature market productivity and Acquisitions emerging market adoption Maintain Financial • Maintaining financial flexibility to take advantage of strategic opportunities Flexibility Returning cash to shareholders over time Share • Used $32 million to repurchase ~279,000 shares in Q4 Repurchase • As of the end of the quarter, 2.2M shares remaining under our existing repurchase authorization 13

Segment Performance

Oncology Systems segment (GAAP)

Key financial metrics

VARIAN

$M	Q4 FY19	Y/Y	FY19	Y/Y
Gross Orders	$1,137	7%	$3,398	9%
Revenues	$820	8%	$3,062	11%
Product	$439	9%	$1,642	15%
Services	$380	8%	$1,419	6%
Gross Margin	$371	12%	$1,350	8%
% of Revenues	45.3%	160 bps	44.1%	(120 bps)
Operating Earnings[1]	$151	3%	$556	0%
% of Revenues	18.5%	(90 bps)	18.2%	(180 bps)
Installed Base (Linac)	8,496	5%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as restructuring and impairment charges, significant litigation matters and acquisition related items.

- Gross Orders in the quarter up +7% in dollars and constant currency, full year up +9% in dollars or +11% in constant currency
- Product Revenue growth driven by strong hardware and software sales
- Services Revenue growth driven by hardware contracts and increased installed base
- Gross Margin in the quarter driven by benefit from tariff exclusion, increased Halcyon and software volume, and increased services revenues from installed base growth and contribution from CTSI acquisition
- Operating Earnings growth driven by both revenue growth and gross margin rate expansion, partially offset by investments in R&D and CTSI acquisition

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Oncology Systems gross orders by geography



AMERICAS

↑ +11% Q4 Y/Y[1]
(+11% cc)

↑ +7% FY19 Y/Y[1]
(+7% cc)

(1) In North America, Q4 orders growth of +10% and FY19 orders growth of +8%

EMEA

↑ +10% Q4 Y/Y
(+12% cc)

↑ +12% TTM Y/Y
(+16% cc)

APAC

↓ -9% Q4 Y/Y
(-9% cc)

↑ +9% FY19 Y/Y
(+11% cc)

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Proton Solutions segment (GAAP)

Key financial metrics

VARIAN

$M	Q4 FY19	Y/Y	FY19	Y/Y
Gross Orders	$31	425%	$152	163%
Revenues	$42	(9%)	$144	(3%)
Product	$35	(19%)	$122	(12%)
Services	$7	157%	$22	116%
Gross Margin	$11	22%	$18	(13%)
% of Revenues	25.5%	640 bps	12.3%	(140 bps)
Operating Earnings[1]	($6)	28%	($97)	(89%)
% of Revenues	NM	NM	NM	NM

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.
NM: Not meaningful.
(1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as restructuring and impairment charges, significant litigation matters and acquisition related items.

- Gross Orders growth driven by one order in the quarter for a total of four orders for the year
- Product Revenues driven by the progress made in centers under construction
- Services Revenues driven by increase in centers under service
- Operating Earnings for the year includes a $51 million non-cash goodwill impairment charge
- Completed clinical handovers for six rooms representing an important future recurring revenue stream
  - 41 operational rooms of 82 total rooms
  - 11 operational sites with 16 more sites in progress globally

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ProBeam proton therapy system sites 27 82 ProBeam Total Sites Rooms 11 41 Operational Operational Operational Centers Centers Under Development Sites Rooms1 (1) Number of Operational Rooms may not sum up to the total number on the map due to some sites having rooms which are under development. 18

Other segment (GAAP) Key financial metrics VARIAN • Revenues from our Interventional Oncology $M Q4 FY19 Y/Y FY19 Y/Y business represent sales for our cryoablation, Gross Orders $17 n/a $19 n/a embolic microspheres, and microwave ablation Revenues $17 n/a $19 n/a portfolio Product $17 n/a $19 n/a Services $0 n/a $0 n/a Gross Margin $3 n/a $3 n/a % of Revenues 17.6% n/a 16.3% n/a Operating Earnings1 ($24) n/a ($26) n/a % of Revenues NM n/a NM n/a Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. NM: Not meaningful. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as restructuring and impairment charges, significant litigation matters and acquisition related items. 19

FY 2020 Guidance

Varian consolidated Guidance for fiscal year 2020 VARIAN FY18 FY19 FY20 $M Actual Actual Guidance • Guidance considers projected market growth and continued momentum of Varian’s portfolio Revenues $2,919 $3,225 $3,515B to $3,612B Y/Y % 11% 10% 9% to 12% • Guidance Assumptions Organic Y/Y %1 7% to 9% − Non-GAAP effective tax rate of 22.5% to 23.5% Non-GAAP Operating Earnings as a 17.6% 16.8% 17.5% to 18.5% percentage of Revenues − Weighted average diluted share count of 92 million − Currency rates as of the beginning of fiscal year 2020 Non-GAAP net earnings per share- $4.42 $4.63 $5.30 to $5.45 diluted ($)2 − Includes expected net impact of all tariffs currently in effect Cash Flow From Operations $455 $372 $450M to $500M − Includes acquisitions announced to date (1) Organic growth excludes the year over year impact of FX and growth from the acquisitions of CTSI, Endocare, Alicon and the Boston Scientific bead portfolio. (2) These values are presented on a non-GAAP basis. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to potential significant variability and limited visibility of the excluded items. 21

In summary, we are… Global leader in radiation therapy Growing our net installed base driving future recurring …Driving software and services revenues toward our vision Expanding into high growth, high margin businesses of a world without fear of cancer Winning in emerging markets with our strong value-based portfolio FOR INVESTOR USE ONLY 22

Appendix

Non-GAAP disclosure Discussion of Non-GAAP Financial Measures This presentation includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets and inventory step-up, acquisition-related expenses or benefits and in-process research and development, impairment charges, and significant litigation charges and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings: Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition and integration-related expenses and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs, breakup fees, write-off of in-process research and development, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. Impairment charges: We incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Gains and losses on equity investments: We may incur gains and losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business. Significant non-recurring tax expense or benefit: We may incur significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment. 24

GAAP to non-GAAP reconciliation

THE FOLLOWING TABLE RECONCILES GAAP AND NON-GAAP FINANCIAL MEASURES

Dollars and shares in millions, except per share amounts	1Q FY19	2Q FY19	3Q FY19	4Q FY19	FY19
Non-GAAP adjustments					
Amortization of intangible assets and inventory step-up (1)	$4.2	$6.1	$6.8	$20.0	$37.1
Acquisition-related expenses and in-process R&D (2)	2.4	2.2	31.2	8.4	44.2
Impairment charges (3)	—	—	50.6	—	50.6
Litigation charge and legal costs	0.9	0.8	1.0	1.2	3.9
Other	—	—	0.8	0.2	1.0
Total non-GAAP adjustments to operating earnings	7.5	9.1	90.4	29.8	136.8
(Gains) losses on equity investments (4)	(22.0)	0.2	(2.0)	—	(23.8)
Tax effects of non-GAAP adjustments	3.8	(1.7)	(2.5)	(6.2)	(6.6)
Significant effects of tax legislation (5)	2.3	—	5.5	(1.5)	6.3
Changes in deferred tax related to an acquisition (6)	2.5	—	—	—	2.5
Total net earnings impact from non-GAAP adjustments	$(5.9)	$7.6	$91.4	$22.1	$115.2
Operating earnings reconciliation					
GAAP operating earnings	$111.7	$109.8	$53.9	$129.4	$404.8
Total operating earnings impact from non-GAAP adjustments	7.5	9.1	90.4	29.8	136.8
Non-GAAP operating earnings	$119.2	$118.9	$144.3	$159.2	$541.6
Net earnings and net earnings per diluted share reconciliation					
GAAP net earnings from attributable to Varian	$103.2	$88.6	$29.4	$89.3	$310.5
Total net earnings (loss) impact from non-GAAP adjustments	(5.9)	7.6	91.4	22.1	115.2
Non-GAAP net earnings attributable to Varian	$97.3	$96.2	$120.8	$111.4	$425.7
GAAP net earnings per share - diluted	$1.12	$0.96	$0.32	$0.97	$3.38
Non-GAAP net earnings per share - diluted	$1.06	$1.05	$1.32	$1.21	$4.63
Shares used in computing GAAP and non-GAAP net earnings per diluted share	92.0	91.9	91.8	91.7	91.9

1. Includes $1.9 million, $2.9 million, $3.2 million, $12.3 million, and $20.3 million, respectively in cost of revenues for the periods presented.
2. Includes a $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the third quarter of 2019.
3. Includes a $50.5 million goodwill impairment charge related to our Proton Solutions business in the third quarter of 2019.
4. Primarily includes $22.0 million gain on the sale of our investment in Augmenix in the first quarter of fiscal year 2019.
5. Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act.
6. Represents the charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.

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varian

Total revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 FY19 Product revenues $400.2 $430.5 $461.3 $492.1 $1,784.1 Y/Y 9% 9% 26% 10% 14 % Service revenues $340.8 $348.9 $364.5 $386.8 $1,441.0 Y/Y 9% 4% 6% 9% 7 % Total revenues $741.0 $779.4 $825.8 $878.9 $3,225.1 Y/Y 9% 7% 16% 10% 10 % Y/Y – CC 10% 10% 19% 11% 12 % Product revenues as a percentage of total revenues 54% 55% 56% 56% 55 % Service revenues as a percentage of total revenues 46% 45% 44% 44% 45 % CC – Constant currency 26

Total revenues by product type $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 4Q Y/Y FY19 FY19 Y/Y Hardware $347.2 $367.0 $387.9 $430.2 10% $1,532.3 12 % Oncology Systems $313.6 $339.1 $361.7 $379.2 8% $1,393.6 13 % Proton Solutions $33.6 $27.9 $24.2 $33.6 (15) % $119.3 (12) % Other — — $2.0 $17.4 — % $19.4 — % Software1 $131.2 $144.2 $155.7 $145.9 10% $577.0 16 % Oncology Systems $131.2 $144.2 $154.4 $144.2 12% $574.0 16 % Proton Solutions — — $1.3 $1.7 (55) % $3.0 (21) % Service $262.6 $268.2 $282.2 $302.8 8% $1,115.8 6 % Oncology Systems $257.7 $263.5 $276.8 $296.2 7% $1,094.2 5 % Proton Solutions $4.9 $4.7 $5.4 $6.6 157% $21.6 116 % Total revenues $741.0 $779.4 $825.8 $878.9 10% $3,225.1 10 % Y/Y - CC 11% 12 % Hardware as a percentage of total revenues 47% 47% 47% 49% 47 % Software as a percentage of total revenues 18% 19% 19% 17% 18 % Service as a percentage of total revenues 35% 34% 34% 34% 35% (1) Includes software support agreements that are recorded in revenues from service, and software licenses that are recorded in revenues from product, in the Condensed Consolidated Statements of Earnings. CC – Constant currency 27

Total revenues by region $M 1Q FY19 2Q FY19 3Q FY19 4QFY19 FY19 Americas revenues $350.4 $371.3 $401.2 $404.5 $1,527.4 Y/Y (2) % 9% 17% 2% 6 % Y/Y – CC (2) % 10% 17% 2% 7 % EMEA revenues $251.0 $261.5 $271.3 $289.6 $1,073.4 Y/Y 30% 3% 18% 9% 14 % Y/Y – CC 33% 10% 24% 12% 19 % APAC revenues $139.6 $146.6 $153.3 $184.8 $624.3 Y/Y 8% 8% 12% 34% 16 % Y/Y – CC 10% 11% 15% 34% 17 % Total revenues $741.0 $779.4 $825.8 $878.9 $3,225.1 Y/Y 9% 7% 16% 10% 10 % Y/Y – CC 10% 10% 19% 11% 12 % CC – Constant currency 28

Total Oncology Systems revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 FY19 Product revenues $366.6 $402.6 $433.8 $439.4 $1,642.4 Y/Y 8% 11% 33% 9% 15 % Y/Y – CC 9% 14% 36% 10% 17 % Service revenues $335.9 $344.2 $359.1 $380.2 $1,419.4 Y/Y 8% 3% 6% 8% 6 % Y/Y – CC 9% 6% 8% 8% 8 % Total revenues $702.5 $746.8 $792.9 $819.6 $3,061.8 Y/Y 8% 7% 19% 8% 11 % Y/Y – CC 9% 10% 22% 9% 13 % Product as a percentage of total Oncology Systems revenues 52% 54% 55% 54% 54 % Service as a percentage of total Oncology Systems revenues 48% 46% 45% 46% 46 % Oncology Systems revenues as a percentage of total revenues 95% 96% 96% 93% 95 % CC – Constant currency 29

Total Oncology Systems revenues by region $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 FY19 Americas revenues $330.8 $357.1 $385.6 $377.8 $1,451.3 Y/Y (2) % 11% 19% 2% 7 % Y/Y – CC (2) % 12% 20% 2% 8 % EMEA revenues $234.5 $245.3 $256.4 $264.7 $1,000.9 Y/Y 28% 2% 23% 6% 13 % Y/Y – CC 31% 9% 30% 9% 18 % APAC revenues $137.2 $144.4 $150.9 $177.1 $609.6 Y/Y 7% 7% 11% 30% 14 % Y/Y – CC 8% 9% 14% 30% 15 % Total revenues $702.5 $746.8 $792.9 $819.6 $3,061.8 Y/Y 8% 7% 19% 8% 11 % Y/Y – CC 9% 10% 22% 9% 13 % CC – Constant currency 30

Total Proton Solutions revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY 19 FY19 Product revenues $33.6 $27.9 $25.5 $35.3 $122.3 Y/Y 23% (7) % (33) % (19) % (12) % Service revenues $4.9 $4.7 $5.4 $6.6 $21.6 Y/Y 172% 151% 44% 157% 116 % Total revenues $38.5 $32.6 $30.9 $41.9 $143.9 Y/Y 32% 2% (26) % (9) % (3) % Proton Solutions revenues as a percentage of total revenues 5% 4% 4% 7% 5% 31

Oncology Systems gross orders by region $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 FY19 Americas orders $335.9 $366.1 $357.4 $559.0 $1,618.4 Y/Y 12% 7% (1) % 11% 7 % Y/Y – CC 12% 8% (1) % 11% 7 % EMEA orders $218.3 $233.3 $281.1 $395.9 $1,128.6 Y/Y 15% 17% 8% 10% 12 % Y/Y – CC 17% 25% 13% 12% 16 % APAC orders $162.3 $166.8 $139.8 $181.7 $650.6 Y/Y 25% 35% (1) % (9) % 9 % Y/Y – CC 26% 38% 1% (9) % 11 % Total orders $716.5 $766.2 $778.3 $1,136.6 $3,397.6 Y/Y 16% 15% 2% 7% 9 % Y/Y – CC 17% 18% 4% 7% 11 % CC – Constant currency 32

Condensed consolidated statements of cash flows

$M	1Q FY19	2Q FY19	3Q FY19	4Q FY19	FY19
Net cash provided by (used in) Operating Activities	$140.9	$(13.4)	$126.5	$117.8	$371.8
Net earnings	103.9	88.4	29.5	89.0	310.8
Share-based compensation expense	10.5	12.5	12.2	12.7	47.9
Depreciation	12.8	13.0	12.9	15.1	53.8
Amortization of intangible assets and inventory step-up	4.7	6.7	7.3	20.5	39.2
Changes in assets and liabilities, net	27.3	(142.2)	(7.7)	(25.9)	(148.5)
Other, net	(18.3)	8.2	72.3	6.4	68.6
Net cash used in investing activities	$(13.1)	$(21.5)	$(489.1)	$(108.0)	$(631.7)
Purchases of property, plant and equipment	(14.0)	(11.2)	(18.5)	(14.3)	(58.0)
Acquisitions, net of cash acquired	(25.0)	—	(460.6)	(90.6)	(576.2)
Other, net	25.9	(10.3)	(10.0)	(3.1)	2.5
Net cash (used in) provided by financing activities	$(17.2)	$(39.7)	$350.9	$(14.8)	$279.2
Repurchases of common stock	(34.8)	(50.8)	(48.6)	(32.5)	(166.7)
Common stock to employees	22.0	16.6	17.1	7.7	63.4
Borrowings on credit facility, net	—	—	400.0	10.0	410.0
Other, net	(4.4)	(5.5)	(17.6)	—	(27.5)
Effects of exchange rate changes on cash	$1.7	$4.8	$(4.3)	$6.2	$8.4
Net increase (decrease) in cash, cash equivalents, and restricted cash	$112.3	$(69.8)	$(16.0)	$1.2	$27.7
Cash, cash equivalents, and restricted cash at beginning of period	$516.4	$628.7	$558.9	$542.9	$516.4
Cash, cash equivalents, and restricted cash at end of period	$628.7	$558.9	$542.9	$544.1	$544.1

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varian

Our promise People powering victories Imagine a world without fear of cancer. We do, every day. We innovate new technologies for treating cancer and for connecting clinical teams to advance patient outcomes. Through ingenuity we inspire new victories and empower people in the fight against cancer. We are Varian. 34